CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated October 28, 2016 with respect to the financial statements of AB U.S. Value Potifolio, AB U.S. Large Cap Growth Portfolio, AB International Value Portfolio, AB International Growth Portfolio, AB Short Duration Bond Portfolio, AB Global Core Bond Portfolio, AB Bond Inflation Protection Portfolio, AB Small-Mid Cap Value Portfolio, AB Small-Mid Cap Growth Portfolio, AB Multi-Asset Real Return Potifolio and AB Volatility Management Portfolio, each a portfolio of The AB Pooling Potifolios for the fiscal year ended August 31, 2016, which are incorporated by reference in this Post-Effective Amendment No. 27 to the Registration Statement (Form N‑1A No. 333-120487) of The AB Pooling Portfolios.

/s/ Ernst & Young LLP

New York, New York
December 27, 2016